UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2015

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2015, Electro Rent Corporation (“Electro Rent”) entered into Amendment Number One to Credit Agreement (the “Credit Agreement Amendment”) with the lenders from time to time party to the credit agreement (the “Lenders”) and JPMorgan Chase Bank, National Association (“JPM”), as administrative agent. The Credit Agreement Amendment amends the credit agreement between Electro Rent, the Lenders, JPM, and J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger, dated November 19, 2013 (the “Credit Agreement”). The Credit Agreement provides for a $25 million revolving credit facility including swingline loans and letters of credit. The Credit Agreement Amendment extends the maturity date of the Credit Agreement from November 18, 2016 to November 30, 2017. Electro Rent currently does not have any loan balance under the Credit Agreement, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, above, is incorporated herein by reference as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment Number One to Credit Agreement

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: December 3, 2015	By:	/s/ Allen Sciarillo
Allen Sciarillo
Vice President of Finance and Acting Chief Financial Officer